POWER OF ATTORNEY
The undersigned as a Section 16 reporting person of Micron Technology Inc the
 Company hereby constitutes and appoints the Companys Global Stock and Compensation Manager Katie Reid Global Stock Plans
 Analyst Suzan M Gore and General Counsel
Rod Lewis
and each of them the undersigneds true and lawful attorneyinfact to complete end execute Forms 4 and 5 and other forms as such attorneyinfact shall in his or her discretion advisable pursuant to Section 16 of the Securities amended and the rules and regulations pronmigated laws and regulations
as a consequence of the
acquisition or disposition of securities of the Company and and all amendments thereto determine to be required or Exchange Act of 1934 as thereunder or any successor undersigneds ownership do all acts necessary in order to file such forms with the Securities and Exchange Commission any securities exchange or national association the Company and such other person or agency as the attorneyinfact shall deem appropriate to comply with applicable law
The undersigned hereby ratifies and confirms all that said attorneysinfact and agents shall do or cause to be done by virtue herein The undersigned acknowledges that the foregoing attorneysinfact in serving in such capacity at the request of the undersigned are not assuming nor is the Company assuming any of the undersigneds responsibilities to comply with
Section 16 of the Securities Exchange Act 1934 as amended
This Power of Attorney shall remain in full force and effect until the undersigned is no lorger required to file
Forms 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a signed writing delivered to the Company
IN WITNESS thereof the undersigned has caused this Power of Attorney to be executed as of this 29 day of March 2007

Signature
Print Name Patrick T Otte